Calculation of Filing Fee Tables
S-8
Vimeo, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per Share	457(a)	15,000,000	$ 6.41	$ 96,150,000.00	0.0001531	$ 14,720.57
Total Offering Amounts:						$ 96,150,000.00		$ 14,720.57
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 14,720.57
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Registrant's 2021 Stock and Annual Incentive Plan, as amended (the "Restated 2021 Plan"). (2) Represents shares of Common Stock reserved for issuance under the Restated 2021 Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Stock Market LLC on February 12, 2025.